UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2014 (February 18, 2014)

AG Mortgage Investment Trust, Inc.

Maryland	001-35151	27-5254382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue, 26th floor

New York, New York 10167

(212) 692-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

On February 18, 2014, AG MIT WFB1 2014 LLC (“AG MIT WFB1”), a direct, wholly-owned subsidiary of AG Mortgage Investment Trust, Inc. (the “Company”), entered into a Master Repurchase Agreement and Securities Contract, dated as of February 11, 2014 and effective as of February 18, 2014 (the “Repurchase Agreement”), with Wells Fargo Bank, National Association (“Wells Fargo”) to finance AG MIT WFB1’s acquisition of certain beneficial interests in trusts owning participation interests in one or more pools of residential mortgage loans. Each transaction under the Repurchase Agreement will have its own specific terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate. The Repurchase Agreement provides for a funding period ending February 10, 2015 and an expected facility termination date of February 9, 2016. The maximum aggregate borrowing capacity available under the Repurchase Agreement is $100 million. At the request of AG MIT WFB1, Wells Fargo may grant a one year extension of the facility termination date.

In connection with the Repurchase Agreement, the Company entered into a guaranty under which AG MIT, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company, and the Company have fully guaranteed all of AG MIT WFB1’s payment and performance obligations under the Repurchase Agreement (the “Guaranty”).

The Repurchase Agreement contains representations, warranties, covenants, events of default and indemnities that are customary for agreements of this type. The Repurchase Agreement also contains financial covenants that require, as of the last business day of each quarter and on any funding date, the Company and AG MIT WFB1 to maintain (i) their Total Indebtedness to their Adjusted Tangible Net Worth at a ratio less than the Leverage Ratio; (ii) an Adjusted Tangible Net Worth of not less than $430 million; and (iii) at all times, Liquidity of not less than $30 million and unrestricted cash of not less than $5 million.

The foregoing description of the Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Repurchase Agreement and the Guaranty, which have been filed with this Current Report on Form 8-K as Exhibits 99.1 and 99.2. Capitalized terms used in this Item 1.01 and not otherwise defined herein have the meanings given to such terms in the Repurchase Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, the provisions of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Master Repurchase and Securities Contract dated as of February 11, 2014 and effective as of February 18, 2014 between AG MIT WFB1 2014 LLC and Wells Fargo Bank, National Association

99.2	Guaranty dated as of February 11, 2014 and effective as of February 18, 2014 by AG MIT, LLC and AG Mortgage Investment Trust, Inc. in favor of Wells Fargo Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2014	AG MORTGAGE INVESTMENT TRUST, INC.

	By:	/s/ ALLAN KRINSMAN
		Name:	Allan Krinsman
		Title:	General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Master Repurchase and Securities Contract dated as of February 11, 2014 and effective as of February 18, 2014 between AG MIT WFB1 2014 LLC and Wells Fargo Bank, National Association

99.2	Guaranty dated as of February 11, 2014 and effective as of February 18, 2014 by AG MIT, LLC and AG Mortgage Investment Trust, Inc. in favor of Wells Fargo Bank, National Association